Exhibit 10.1

Execution Version

FOURTH AMENDMENT TO DELAYED DRAW TERM LOAN CREDIT AGREEMENT

FOURTH AMENDMENT TO DELAYED DRAW TERM LOAN CREDIT AGREEMENT (this “Amendment”), dated as of April 19, 2013 (the “Fourth Amendment Effective Date”) by and among Par Petroleum Corporation, a Delaware corporation (the “Borrower”), the Guarantors party thereto (the “Guarantors” and together with the Borrower, each a “Credit Party” and collectively, the “Credit Parties”), the undersigned Lenders party hereto, and Jefferies Finance LLC, as administrative agent (the “Administrative Agent”).

WHEREAS, the Credit Parties, Jefferies Finance LLC, as administrative agent, and the Lenders party thereto from time to time entered into that certain Delayed Draw Term Loan Credit Agreement dated as of August 31, 2012 (as amended by the First Amendment dated as of September 28, 2012, as amended by the Second Amendment dated as of November 29, 2012, as amended by the Third Amendment dated as of December 28, 2012, and as may be further amended, amended and restated, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Credit Agreement”);

WHEREAS, the Borrower consummated the Target Acquisition on December 31, 2012, as permitted under the terms of the Third Amendment;

WHEREAS, the Borrower desires to use the Net Cash Proceeds from the sale of certain compressor packages for general corporate purposes and for partial repayment of Tranche B Obligations;

WHEREAS, in the future, Texadian intends to enter into a secured credit facility with one or more financial institutions providing loans, letters of credit or other extensions of credit to finance Texadian’s working capital and business;

WHEREAS, the Borrower has requested that the Lenders extend the maturity date for Tranche B Obligations to December 31, 2013;

WHEREAS, the Borrower has requested that the Lenders agree to amend certain provisions of the Credit Agreement; and

WHEREAS, the Borrower, the Guarantors, and the Lenders have agreed to so amend the Credit Agreement subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. All capitalized terms used herein (including the recitals hereto) shall have the respective meaning assigned to such terms in the Credit Agreement as amended by this Amendment, unless otherwise defined herein.

2. Amendments to Credit Agreement.

(a) Appendix 1 of the Credit Agreement is hereby amended by (i) adding the new defined terms which appear on Appendix 1-A to this Amendment in alphabetical order and (ii) restating in their entirety the existing definitions for the defined terms which appear on Appendix 1-B to this Amendment as they appear on such Appendix 1-B.

(b) Appendix 2 (Tranche B) of the Credit Agreement is hereby amended to add a new Section 2.14 as set forth on Appendix 2 to this Amendment.

(c) Section 2.8(c) (Asset Sales) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(c)(i) Not later than five (5) Business Days following the receipt of any Net Cash Proceeds of any Disposition of any Property of any Credit Party (except for Dispositions of the JV Interests or of the type described in Sections 2.8(e), (f) and (g)) now owned or hereafter acquired, such Credit Party shall apply 100% of such Net Cash Proceeds to make repayments of the Obligations, if any are then outstanding, in accordance with Sections 2.8(h) and (i); provided that no such repayment shall be required under this Section 2.8(c) with respect to (A) the Disposition of Property that constitutes a Casualty Event, (B) Dispositions for fair market value resulting in no more than $150,000 in Net Cash Proceeds per Disposition (or series of related Dispositions) and less than $300,000 in aggregate Net Cash Proceeds before the Maturity Date, (C) any Disposition to the extent no Obligations are then outstanding on the date of receipt of such Net Cash Proceeds, or (D) Dispositions permitted by Section 6.4(b)(i), (ii), (iii) (other than subclause (B) of Section 6.4(b)(iii)), (iv), (v), (vii), (viii) and (ix).”

(d) Section 2.8(d) (Debt Issuance) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Debt Issuance. Not later than five (5) Business Days following the receipt of any Net Cash Proceeds of any Debt Issuance or of any Permitted Subordinated Debt by any Credit Party, the Borrower shall make repayments of the Obligations, if any are then outstanding, in accordance with Section 2.8(h) in an aggregate principal amount equal to 100% of such Net Cash Proceeds.”

(e) Section 2.8(g) (Equity Issuances) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Equity Issuances. No later than five (5) Business Days following the date of receipt by the Borrower of any Net Equity Proceeds, the Borrower shall prepay the Obligations in an aggregate amount equal to 75% (the “Equity Percentage”) of such Net Equity Proceeds.”

(f) Section 5.6(c) (Reporting Requirements) of the Credit Agreement is hereby amended by adding the phrase “or of Texadian or any of its Subsidiaries” in clause (ii) thereof immediately after the phrase “any Credit Party.”

(g) Section 5.12(b) (Additional Guarantors) of the Credit Agreement is hereby amended by adding the phrase “or a Foreign Subsidiary” immediately following the words “Immaterial Subsidiary” in the parenthetical in clause (i) thereof.”

(h) Section 5.18 (Immaterial Subsidiaries) of the Credit Agreement is hereby amended to delete the period at the end of the first sentence thereof and to replace it with a semicolon and to insert the following proviso after such semicolon: “and provided further, that Castle Exploration Company, Inc., a Pennsylvania corporation, which is an Immaterial Subsidiary, may be legally dissolved at any time after December 31, 2013, so long as (i) it does not cease to be an Immaterial Subsidiary and (ii) the Borrower is diligently pursuing the clearances necessary to apply for dissolution under Pennsylvania law and takes commercially reasonable action to complete the dissolution process (which could take three years or longer).”

(i) Section 6.1 (Liens, Etc.) of the Credit Agreement is amended to delete the period at the end of clause (m) thereof and to replace it with a semicolon, and to add new clause (n) after such clause (m) as follows: “and (n) any Liens on Property of Texadian or Texadian-Canada securing Debt under the Texadian Trade Facility to the extent such Debt is permitted to be incurred under this Agreement.”

(j) Section 6.2 (Debts, Guarantees, and Other Obligations) of the Credit Agreement is amended as follows:

(i)	to delete clause (d) in its entirety and to replace it with the following:

“(d) Debt of the Credit Parties under Hydrocarbon Hedge Agreements and other Hedge Contracts with respect to which a Credit Party is the obligor, in each case, entered into in the ordinary course of business (including, prior to the time when Texadian and its Subsidiaries are released from their obligations as Credit Parties in accordance with Section 2.14 of Appendix 2, in the ordinary course of the trading business of Texadian and Texadian-Canada so long as such trading is conducted in accordance with the risk management policy adopted by the Board of Directors of Texadian and Texadian-Canada) and not purely for speculative purposes; provided that (i) except with respect to Texadian and Texadian-Canada, such Debt shall not be secured, (ii) such Debt shall not obligate any Credit Party (other than Texadian or Texadian-Canada) to any margin call requirements including any requirement to post cash collateral, property collateral or a letter of credit, and (iii) except with respect to Texadian and Texadian-Canada, such Debt shall not include any deferred premium payments associated with such Hydrocarbon Hedge Contracts.”

(ii)	to delete the period at the end of clause (l) and to replace it with a semicolon, and to add a new clause (m) after such clause (l) as follows:

“and (m) Debt of Texadian and Texadian-Canada owing under the Texadian Trade Facility.”

(k) Section 7.1 (Events of Default) of the Credit Agreement is amended as follows:

(i)	to delete the “or” at the end of clause (s) thereof; and

(ii)	to delete the period at the end of clause (t) thereof and to replace it with a semicolon, followed by an “or” and then to add a new clause (u) as follows:

Insolvency of Texadian. (i) (a) Texadian or any of its Subsidiaries shall become unable or shall admit in writing its inability or shall fail generally to pay its debts as such debts become due, or shall make a general assignment for the benefit of creditors; or (b) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of Texadian or any of its Subsidiaries and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; (ii) any proceeding shall be instituted by or against Texadian or any of its Subsidiaries seeking to adjudicate it as bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to any Debtor Relief Law, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its Property and, in the case of any such proceeding instituted against Texadian or any of its Subsidiaries, either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against Texadian or any of its Subsidiaries or the appointment of a receiver, trustee, custodian or other similar official for any of them or for any substantial part of their Property) shall occur; or Texadian or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this paragraph (u).

(l) Section 7.1(d) (Events of Default) of the Credit Agreement is amended as follows:

(i)	to delete the “or” immediately prior to clause (iv);

(ii)	to delete the period at the end of clause (iv) and to replace it with a semicolon, and to add a new clause (v) as follows:

“or (v) any event or circumstance occurs and is continuing which constitutes an event of default under the Texadian Trade Facility, regardless of whether an Event of Default is declared under the Texadian Trade Facility on account thereof, provided, however, that if any event of default under the Texadian Trade Facility is cured or waived, any related Event of Default arising under this Section 7.1(d)(v) shall be deemed to have been cured or waived, as applicable.”

3. Fourth Amendment Fee. The Borrower shall pay a non-refundable amendment fee in an amount equal to 0.25% of the aggregate principal amount of the Tranche B Loans on the Fourth Amendment Effective Date, which fee is payable pro rata to each Tranche B Lender who has Tranche B Loans on the Fourth Amendment Effective Date, based on its Pro Rata Share of the Tranche B Loans (the “Fourth Amendment Fee”). The Fourth Amendment Fee shall be fully earned on the Fourth Amendment Effective Date and is due and payable in full in immediately available funds from 50% of the Net Cash Proceeds of the Specified Disposition (defined below) when the Borrower makes the partial repayment of Tranche B Obligations as specified in Section 4 below.

4. Consent. On or around February 19, 2013, HEWW Equipment LLC sold two new (built 2008) 2370 HP G3608LE Ariel JGC4 Gas Compressor Packages stored at Enerflex Yard in Caspar, Wyoming, more particularly described as Toromont Energy Systems Unit #42226 and Toromont Energy Systems Unit #42227 (the “Disposed Property”), for an aggregate cash purchase price of up to $2,850,000 (the “Specified Disposition”). The Borrower delivered a certificate to Administrative Agent certifying that the Specified Disposition is permitted under Section 6.4(b)(iii)(B) of the Credit Agreement. Notwithstanding Section 2.8(c)(i) of the Credit Agreement to the contrary and that certain Notice of Reinvestment delivered by the Borrower to the Administrative Agent on March 5, 2013 (the “Notice of Reinvestment”), the Credit Parties and the undersigned Lenders consent and agree that (a) 50% of the Net Cash Proceeds from the Specified Disposition shall be applied to pay (i) first, the Fourth Amendment Fee and (ii) second, to repay Tranche B Loans in accordance with each Tranche B Lender’s Pro Rata Share, in each case within 5 Business Days following receipt by the Administrative Agent of such Net Cash Proceeds, and (b) 50% of the Net Cash Proceeds from the Specified Disposition shall be retained by HEWW Equipment LLC or the Borrower and used for general corporate purposes in the business of Borrower or its Subsidiaries. Notwithstanding the Notice of Reinvestment, the Borrower shall provide a Notice of Repayment to the Administrative Agent with respect to the portion of the 50% of the Net Cash Proceeds to be applied to the payment of the Fourth Amendment Fee and the Tranche B Obligations on the Fourth Amendment Effective Date in accordance with the second sentence of Section 2.8(h)(iii) of the Credit Agreement. The Administrative Agent has executed and delivered the Partial Release attached as Exhibit A hereto and has taken certain action requested by the Borrower (at the Borrower’s sole expense) to evidence the release of such Disposed Property from the Secured Parties’ Liens, including, filing or causing to be filed the UCC-3 amendment statement attached as Exhibit B hereto. The Lenders authorize and instruct the Administrative Agent to take all other actions requested by the Borrower (at the Borrower’s sole expense) that the Borrower certifies in writing are necessary or desirable to evidence the release of the Administrative Agent’s Lien on the Disposed Property and all such action taken by the Administrative Agent on or prior to the date hereof to facilitate the Specified Disposition free and clear of all liens or security interests of the Administrative Agent is hereby ratified and approved by the Credit Parties and the Lenders in all respects. The Lenders’ entry into this Amendment shall not obligate or commit the Lenders to provide any other consents or waivers under the Credit Agreement or the other Loan Documents in the future, whether for purposes similar to those described herein or otherwise.

5. Representations and Warranties. Each of the Borrower and each of the Guarantors hereby confirms, reaffirms and restates the representations and warranties made by it in the Credit Agreement, as amended hereby, and confirms that all such representations and warranties are true and correct in all material respects as of the date hereof. The Borrower and each Guarantor further represent and warrant (which representations and warranties shall survive the execution and delivery of this Amendment) to the Lenders that:

(a) The execution, delivery, and performance by each Credit Party of this Amendment and the consummation of the transactions contemplated hereby, (i) are within such Credit Party’s governing powers, (ii) have been duly authorized by all necessary governing action, (iii) do not contravene (x) such Credit Party’s Organizational Documents or (y) any law or any contractual restriction binding on or affecting such Credit Party, and (iv) will not result in or require the creation or imposition of any Lien prohibited by the Loan Documents;

(b) No consent, order, authorization, or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the due execution, delivery, and performance by any Credit Party of this Amendment, or the consummation of the transactions contemplated hereby, except for those consents and approvals that have been obtained or made on or prior to the date hereof and that are in full force and effect;

(c) This Amendment has been duly executed and delivered by such Credit Party and is the legal, valid, and binding obligation of each Credit Party enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, or similar law affecting creditors’ rights generally and by general principles of equity; and

(d) No Default or Event of Default has occurred and is continuing.

6. Effect of this Amendment. Except as expressly amended hereby, the Credit Agreement and the other Loan Documents are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms. The terms of this Amendment shall not be deemed (i) a waiver of any Default or Event of Default, (ii) a consent, waiver or modification with respect to any term, condition, or obligation of the Borrower or any other Credit Party in the Credit Agreement or any other Loan Document except as expressly set forth above, (iii) a consent, waiver or modification with respect to any other event, condition (whether now existing or hereafter occurring) or provision of the Loan Documents or (iv) to prejudice any right or remedy which the Administrative Agent or any Lender may now or in the future have under or in connection with the Credit Agreement or any other Loan Document.

7. Conditions Precedent. This Amendment shall become effective as of the Fourth Amendment Effective Date when, and only when, (i) all Lenders shall have executed this Amendment and the Administrative Agent has received counterparts of this Amendment, duly executed by each Lender, the Borrower and each Guarantor, (ii) the Administrative Agent shall have received payment from the Borrower for all fees and disbursements pursuant to Section 8(c), and (iii) the Administrative Agent shall have received from the Borrower, in immediately available funds, an amount equal to 50% of the Net Cash Proceeds from the Specified Disposition to be applied as provided herein.

8. Miscellaneous.

(a) Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and such other documents, and no investigation by the Administrative Agent or the Lenders or any closing of any transaction shall affect the representations and warranties or the right of the Administrative Agent or the Lenders to rely upon them.

(b) Notices. All notices required to be made under this Amendment shall be made in the manner and at the address set forth in Section 10.2 of the Credit Agreement.

(c) Expenses. The Borrower agrees to pay or reimburse the Administrative Agent and the Lenders for all reasonable fees and out-of-pocket disbursements incurred by the Administrative Agent or the Lenders in connection with the preparation, execution, delivery, administration and enforcement of this Amendment, including without limitation the reasonable fees and disbursements of counsel for the Administrative Agent and the Lenders, to the same extent that the Borrower would be required to do so pursuant to Section 10.4 of the Credit Agreement.

(d) Reference to Credit Agreement. From and after the effectiveness of this Amendment, all references to the Credit Agreement shall mean the Credit Agreement as amended hereby and as hereafter modified, amended, restated or supplemented from time to time, and each reference in any other Loan Document to the Credit Agreement shall mean the Credit Agreement as amended hereby and as hereafter modified, amended, restated or supplemented from time to time. The Amendment shall constitute a Loan Document under the Credit Agreement for all purposes.

(e) Severability. If any provision of this Amendment is held by a court of competent jurisdiction to be invalid or unenforceable, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

(f) Section Headings. Section headings herein are included for convenience of reference only and shall not affect the meaning or interpretation of this Amendment.

(g) Entire Agreement. This Amendment shall be deemed to be a Loan Document and, together with the other Loan Documents and the agreements, documents and instruments contemplated hereby, constitutes the entire understanding of the parties with respect to the subject matter hereof and thereof, and any other prior or contemporaneous agreements, whether written or oral, with respect hereto or thereto are expressly superseded hereby and thereby.

(h) Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by facsimile or .pdf shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile or .pdf also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

(i) Successors and Assigns. This Amendment shall be binding on and inure to the benefit of the parties hereto and their heirs, beneficiaries, successors and assigns. The Credit Parties may not assign this Amendment or any of their respective rights or obligations hereunder to any Person without the prior written consent of the Requisite Lenders, which consent may be withheld or given in each such Lender’s sole discretion.

(j) Governing Law; Venue; Jury Trial. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE CHOICE OF LAW AND VENUE PROVISIONS SET FORTH IN SECTION 10.12 OF THE CREDIT AGREEMENT, AND SHALL BE SUBJECT TO THE JURY TRIAL WAIVER SET FORTH IN SECTION 10.14 OF THE CREDIT AGREEMENT.

(k) Guarantors. Each Guarantor, for value received, hereby expressly consents and agrees to the Borrower’s execution and delivery of this Amendment, and to the performance by the Borrower of its agreements and obligations hereunder. This Amendment and the performance or consummation of any transaction or matter contemplated under this Amendment, shall not limit, restrict, extinguish or otherwise impair any Guarantor’s liability to the Administrative Agent and Lenders with respect to the payment and other performance obligations of such Guarantor pursuant to the Guarantees. Each Guarantor hereby ratifies, confirms and approves its Guarantee and acknowledges that it is unconditionally liable to the Administrative Agent and Lenders for the full and timely payment of the Guaranteed Obligations (on a joint and several basis with the other Guarantors). Each Guarantor hereby acknowledges that it has no defenses, counterclaims or set-offs with respect to the full and timely payment of any or all Guaranteed Obligations.

[Remainder of Page Intentionally Left Blank; Signature Pages to Follow]

Execution Version

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Fourth Amendment to Delayed Draw Term Loan Credit Agreement as of the date first written above.

BORROWER:

PAR PETROLEUM CORPORATION,
a Delaware corporation

By:	/s/ R. Seth Bullock
R. Seth Bullock
Chief Financial Officer

GUARANTORS:

TEXADIAN ENERGY, INC., a Delaware corporation

By:	/s/ R. Seth Bullock
R. Seth Bullock
Vice President and Treasurer

PAR PICEANCE ENERGY EQUITY LLC,
a Delaware limited liability company

PAR UTAH LLC,
a Delaware limited liability company

EWI LLC, a Delaware limited liability company

PAR WASHINGTON LLC,
a Delaware limited liability company

PAR NEW MEXICO LLC,
a Delaware limited liability company

HEWW EQUIPMENT LLC,
a Delaware limited liability company

PAR POINT ARGUELLO LLC,
a Delaware limited liability company

By: PAR PETROLEUM CORPORATION,
a Delaware corporation, as Sole Member of each of the foregoing companies

By:	/s/ R. Seth Bullock
R. Seth Bullock
Chief Financial Officer

Signature Page to Fourth Amendment to Delayed Draw Term Loan Credit Agreement

ADMINISTRATIVE AGENT:

JEFFERIES FINANCE LLC

By:	/s/ E. Joseph Hess
Name: E. Joseph Hess
Title: Managing Director

Signature Page to Fourth Amendment to Delayed Draw Term Loan Credit Agreement

Execution Version

LENDERS:

WB DELTA, LTD., as a Lender

By:	/s/ Mark Strefling
Name: Mark Strefling
Title: Director

Signature Page to Fourth Amendment to Delayed Draw Term Loan Credit Agreement

Execution Version

ZCOF PAR PETROLEUM HOLDINGS, L.L.C.,
as a Lender

By:	/s/ Jon Wasserman
Name: Jon Wasserman
Title: Vice President

Signature Page to Fourth Amendment to Delayed Draw Term Loan Credit Agreement

Execution Version

WATERSTONE OFFSHORE ER FUND, LTD.,
as a Lender

By: Waterstone Capital Management, L.P.

By:	/s/ Martin Kalish
Name: Martin Kalish
Title: COO

PRIME CAPITAL MASTER SPC, GOT WAT
MAC SEGREGATED PORTFOLIO, as a Lender

By: Waterstone Capital Management, L.P.

By:	/s/ Martin Kalish
Name: Martin Kalish
Title: COO

WATERSTONE MARKET NEUTRAL MAC51, LTD., as a Lender

By: Waterstone Capital Management, L.P.

By:	/s/ Martin Kalish
Name: Martin Kalish
Title: COO

WATERSTONE MARKET NEUTRAL MASTER
FUND, LTD., as a Lender

By: Waterstone Capital Management, L.P.

By:	/s/ Martin Kalish
Name: Martin Kalish
Title: COO

WATERSTONE MF FUND, LTD., as a Lender

By: Waterstone Capital Management, L.P.

By:	/s/ Martin Kalish
Name: Martin Kalish
Title: COO

Signature Page to Fourth Amendment to Delayed Draw Term Loan Credit Agreement

Execution Version

NOMURA WATERSTONE MARKET
NEUTRAL FUND LTD., as a Lender

By: Waterstone Capital Management, L.P.

By:	/s/ Martin Kalish
Name: Martin Kalish
Title: COO

WATERSTONE OFFSHORE BLR FUND, LTD., as a Lender

By: Waterstone Capital Management, L.P.

By:	/s/ Martin Kalish
Name: Martin Kalish
Title: COO

WATERSTONE DISTRESSED OPPORTUNITIES BLR FUND, LTD., as a Lender

By: Waterstone Capital Management, L.P.

By:	/s/ Martin Kalish
Name: Martin Kalish
Title: COO

WATERSTONE OFFSHORE AD BLR FUND LTD., as a Lender

By: Waterstone Capital Management, L.P.

By:	/s/ Martin Kalish
Name: Martin Kalish
Title: COO

Signature Page to Fourth Amendment to Delayed Draw Term Loan Credit Agreement

Execution Version

HIGHBRIDGE INTERNATIONAL, LLC,
as a Lender
By: Highbridge Capital Management, LLC, as Trading Manager

By:	/s/ Jonathan Segal
Name: Jonathan Segal
Title: Managing Director

Signature Page to Fourth Amendment to Delayed Draw Term Loan Credit Agreement

Execution Version

APPENDIX 1-A

NEW DEFINED TERMS

“Foreign Subsidiary” shall mean any Subsidiary of any Person, which Subsidiary is not organized or incorporated in the United States, any State or territory thereof or the District of Columbia.

“Fourth Amendment” means that certain Fourth Amendment to Delayed Draw Term Loan Credit Agreement dated as of April 19, 2013, among Borrower, the other Credit Parties party thereto, the Lenders party thereto, and the Administrative Agent.

“Fourth Amendment Effective Date” means April 19, 2013.

“Fourth Amendment Fee” has the meaning given to such term in the Fourth Amendment.

“Texadian-Canada” means Texadian Energy Canada Limited, a company organized under the laws of the Province of Alberta, formerly known as Seacor Energy Canada Limited.

“Texadian Trade Facility” means any revolving credit facility entered into by Texadian and Texadian-Canada, as borrowers, with one or more financial institutions which finances Texadian and Texadian-Canada’s trading activities by providing loans, letters of credit, or other extensions of credit in furtherance of Texadian’s and Texadian-Canada’s business, and which credit facility is secured by a lien on any or substantially all of the assets of Texadian and Texadian-Canada.

Appendix 1-A – Page 1

APPENDIX 1-B

EXISTING DEFINED TERMS

“Guarantor” means a Subsidiary of Borrower that is listed on Schedule 4.21, and each other Subsidiary that is or that becomes a party to this Agreement as a Guarantor pursuant to Section 5.12; provided that, (a) no Subsidiary shall be required to be a Guarantor hereunder so long as it remains an Immaterial Subsidiary, (b) no Foreign Subsidiary of the Borrower shall be required to be a guarantor under this Agreement, and (c) to the extent that Texadian has been released in accordance with Section 2.14 of Appendix 2, Texadian will no longer be required to be a Guarantor under this Agreement.

“Target” or “Texadian” means Texadian Energy, Inc., a Delaware corporation, formerly known as Seacor Energy Inc.

“Tranche B Maturity Date” means, in accordance with the terms of this Agreement, the earlier to occur of (i) the acceleration (whether automatic or by written notice) of any Obligation, and (ii) December 31, 2013.

Appendix 1-B – Page 1

APPENDIX 2

TRANCHE B

2.14 Release of Liens on Texadian and Texadian-Canada. Upon the closing of a Texadian Trade Facility that has been duly approved by the board of directors of Texadian and receipt of a written certificate from a Responsible Officer of the Borrower stating that (i) all conditions precedent to such Texadian Trade Facility have been met, and (ii) after giving effect to such Texadian Trade Facility, no Default has occurred and is continuing, the Lenders authorize and instruct the Administrative Agent (a) to release any and all Liens and security interests in favor of the Administrative Agent on the Property of Texadian or Texadian-Canada, including but not limited to any Lien on the equity interests of Texadian pledged by the Borrower but only if the lender under the Texadian Trade Facility so demands as a condition to closing the Texadian Trade Facility (and the Borrower so specifies in such written certificate), (b) to fully and completely release Texadian from its guaranty under Article IX of this Agreement; provided that, Texadian shall only be released from its guaranty under Article IX of this Agreement if the lender under the Texadian Trade Facility so demands as a condition to closing the Texadian Trade Facility, after the Borrower and Texadian have negotiated in good faith with the lender under the Texadian Trade Facility to permit Texadian to continue to guarantee the Obligations under Article IX of this Agreement on an unsecured basis, and the Borrower has so notified the Administrative Agent and the Lenders in writing (in which case, such guaranty by Texadian shall be automatically released immediately upon acknowledgment of receipt by the Administrative Agent and the Lenders of such notice), and (c) to cooperate in all requests by Texadian for the Administrative Agent to execute, acknowledge and deliver or cause the execution, acknowledgement and delivery of, lien releases, UCC termination statements, notices, agreements or other instruments, in each case, that the Borrower certifies in writing are necessary or desirable to accomplish the release or termination of Security Instruments in respect of any Collateral (including, but not limited to deposit accounts, equity interests, or receivables) pledged by Texadian or the Borrower and which the Borrower advises the Administrative Agent in writing are express conditions to closing the Texadian Trade Facility.

Appendix 2 – Page 1